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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
         of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
    (2))
[ ] Definitive Information Statement

                         Technology Visions Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.


Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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                       SCHEDULE 14C INFORMATION STATEMENT

                         Technology Visions Group, Inc.
                      910 West San Marcos Blvd., Suite 102
                              San Marcos, CA 92078

                            Telephone: 760. 752.8654
                            Facsimile: 760. 752.1392

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                               November ___, 2004

Notice of Written Consent in lieu of Special Meeting to be effective November __, 2004.

To Shareholders of Technology Visions Group, Inc.:

Technology Visions Group, Inc., a Delaware corporation notifies its shareholders of record that shareholders holding a majority of the voting power plan to take the following action by written consent in lieu of a special meeting of shareholders, to be effective November __, 2004:

         1. Amend the Certificate of Incorporation in order to increase the amount of authorized common stock to 250,000,000 shares, $.001 par value, from 100,000,000 shares, $.001 par value.

         2. To institute a 1 for 50 reverse split of our issued and outstanding shares of Common Stock (the "Reverse Split"), with all fractional shares rounded to the nearest whole.

These actions will not be effective until a date which is at least twenty (20) days after Technology Visions files the Definitive Information Statement. You have the right to receive this notice if you were a shareholder of record at the close of business on October 30, 2004 (the "Record Date"). This Statement is first being mailed to shareholders on ______________, 2004.

                                       /s/ James Giansiracusa
                                       -----------------------
                                           James Giansiracusa
                                           Secretary
San Marcos, California
November __, 2004


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                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Technology Visions Group, Inc., a Delaware corporation.

The Board of Directors has recommended and persons owning the majority of the voting power of Technology Visions have adopted resolutions to effect the above-listed actions.

Technology Visions will pay the cost of preparing and sending out this information statement. It will be sent to shareholders via regular mail along with a copy of Technology Vision's report on Form 10-KSB for the year ended December 31, 2003 and quarter ended June 30, 2004.

Dissenter's Rights of Appraisal

Technology Visions is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No dissenters' rights under the Delaware General Corporation Law are afforded to the company's stockholders as a result of the adoption of these resolutions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 30, 2004 (the "Record Date"), Technology Visions had an aggregate of 77,775,361 shares of common stock issued and outstanding out of 100,000,000 authorized shares of common stock. An aggregate of 2,000,000 shares of preferred stock, $.001 par value, were authorized, with 1,000,000 shares designated as Series A Convertible Preferred Stock. As of the Record Date, 510,000 shares of Series A Preferred Stock were issued and outstanding.

 Only holders of record of the common stock and preferred stock at the close of business on the Record Date were entitled to participate in the written consent of our stockholders. Each share of common stock was entitled to one vote. Each share of Series A Preferred Stock was entitled to vote with the common stockholders at a rate of 100 votes per Series A Preferred share.

Our Board of Directors approved the increase in the amount of authorized common stock and the reverse stock split on October 30, 2004, and recommended that our Certificate of Incorporation be amended in order to effect the increase in the amount of authorized common stock and the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 30, 2004, information regarding shares of common stock owned by (a) each person known by management to beneficially own more than 5% of the outstanding common stock, (b) each of Technology Visions' directors, and (c) all executive officers and directors of Technology Visions as a group:

Name and Address of            Amount and Nature of                   Percent of
Beneficial Owner               Beneficial Ownership                     Class
----------------               --------------------                     -----

Officers and Directors:

James B. Lahey (1)             6,268,133 shares of common stock(1)       8.1%
Chief Executive Officer        255,000 shares of Series A Preferred(2)   50%
  and Director
910 West San Marcos Blvd.,
Suite 102
San Marcos, CA 92078

James A. Giansiracusa (1)      6,540,988 shares of common stock(1)       8.4%
Chief Operating Officer        255,000 shares of Series A Preferred(2)   50%
  and Director
910 West San Marcos Blvd.,
Suite 102
San Marcos, CA 92078

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William N. Whelen, Jr.         650,000 shares of common stock             <1%
Director
910 West San Marcos Blvd.,
Suite 102
San Marcos, CA 92078

All Officers and Directors     13,459,121 shares of common stock         17.3%
as a group (3 persons)         510,000 shares of Series A Preferred      100%

Others:

R.P. Brittingham Family        5,317,292 shares of common stock          6.8%
Limited Partnership*

Van & Colleen Sansone          5,143,594 shares of common stock          6.6%
Family Trust

Benveniste Family Trust        5,814,538 shares of common stock          7.5%

* 15,000 shares are held by Ruth P. Brittingham, the general partner of the R.P. Brittingham Family Limited Partnership

(1) Includes 300,000 shares underlying options at an exercise price of $.05 per share.
(2) The Series A Convertible Preferred Stock is convertible into common stock of the Company at a rate of 100 shares of common for every one share of Series A Preferred.



                                 PROPOSAL NO. 1
                AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
                        INCREASE AUTHORIZED COMMON STOCK

GENERAL

Technology Visions' current Certificate of Incorporation provides for an authorized capitalization consisting of 100,000,000 shares of common stock, $.001 par value per share. As of the record date, there were 77,775,361 shares of common stock outstanding. The Board of Directors believes that it is in the best interest of both the company and its stockholders to increase the authorized shares of common stock from 100,000,000 authorized shares, $.001 par value, to 250,000,000 shares, $.001 par value.

PURPOSE

The Board of Directors believe that this increase might enable the company to raise cash through sales of its common stock or securities convertible into common stock to public and private investors. Additionally, the share increase may enhance the ability of Technology Visions to raise additional capital through acquisitions of companies or assets or through transactions which the Board believes provides for the potential for growth and profit. With the limited number of shares currently available for such uses, it may become impracticable for the company to evaluate or seek to consummate business combinations or other transactions which, if they could be accomplished, might enhance shareholder value. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions.

EFFECT

The issuance by Technology Visions of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of currently authorized shares of common stock.

APPROVAL REQUIRED

Approval to amend the current Certificate of Incorporation of the company under the Delaware General Corporation Law requires the affirmative vote of the holders of a majority of the voting power of the company.

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Section 212 of the Delaware General Corporation Law provides in substance that, unless Technology Visions' Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the Delaware General Corporation Law, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the company.

In accordance with the Delaware General Corporation Law, the affirmative vote on the Amendment to the Certificate of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Amendment to the Certificate of Incorporation. Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the Amendment to the Certificate of Incorporation cannot take effect until 20 days after this Information Statement is sent to the company's stockholders. The Amendment to the Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware which is anticipated to be on or about November __, 2004, a date which is 20 days after the mailing of this Information Statement. A copy of the proposed Amendment to the Certificate of Incorporation reflecting the increase in common stock is set forth as Exhibit A.

                                 PROPOSAL NO. 2
                               REVERSE STOCK SPLIT

On October 30, 2004, respectively, Technology Vision's Board of Directors and shareholders holding the majority of issued and outstanding common stock approved a 1 for 50 reverse stock split of its $.001 par value common stock. The par value of the common stock will not change. Technology Visions will issue one whole share of common stock in lieu of fractional shares. With the exception of adjustments for those shareholders with fractional shares, the reverse stock split will not affect any stockholder's proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities. The reverse split will become effective upon filing with the Secretary of State of Delaware an amendment to our Certificate of Incorporation.

On October 30, 2004, the company had 100,000,000 shares of common stock authorized, with 77,775,361 shares issued and outstanding. When the reverse split becomes effective, each holder of fifty shares of Technology Vision's $.001 par value common stock will own one share of $.001 par value common stock. The number of shares of common stock issued and outstanding will be reduced from 77,775,361 shares to approximately 1,555,507 shares.

PURPOSE

The reverse split will decrease the number of shares of common stock outstanding, may make Technology Visions more attractive to a potential merger or acquisition candidate and, may increase the per share market price for the common stock. The effect of the reverse stock split upon the market price for its common stock cannot be predicted. There can be no assurance that the market price per share of Technology Visions' common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of its common stock outstanding resulting from the reverse stock split. The market price of Technology Visions' common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

EFFECT

The principal effects of the reverse split will be as follows:

Based upon the 77,775,361 shares of common stock outstanding on the record date, the reverse split would decrease the outstanding shares of common stock by 98% or to approximately 1,555,507 shares of common stock issued and outstanding. Further, any outstanding options, warrants and rights as of the Record Date that are not anti-dilutive will be decreased accordingly.

Technology Visions will obtain a new CUSIP number for the common stock at the time of the reverse split. Following the effectiveness of the reverse split, every fifty shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

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Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse split, fifty (50) shares of common stock will automatically be combined and changed into one share of common stock. No additional action on our part or any shareholder will be required in order to affect the reverse split. Shareholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the effective date of the reverse split. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of common stock outstanding prior to the reverse split is not presented for exchange upon request by the company, any dividends that may be declared after the date of the reverse split with respect to the common stock represented by such certificate will be withheld by the company until such certificate has been properly presented for exchange. At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-reverse split common stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

Federal Income Tax Consequences of the Reverse Split

The combination of fifty shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

APPROVAL REQUIRED

Pursuant to Delaware General Corporation Law, the approval of a majority of the outstanding stock entitled to vote is necessary to approve the proposed amendment. As discussed above, holders of the majority of our common stock have consented to this amendment. A copy of the proposed Amendment to the Certificate of Incorporation reflecting the reverse split is set forth as Exhibit A.



                       By Order of the Board of Directors


                                /s/James B. Lahey
                                -----------------
                                    Chairman

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                                    Exhibit A

                                     FORM OF

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TECHOLOGY VISIONS GROUP, INC.

         Technology Visions Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Technology Visions Group, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

         FOURTH ARTICLE: The total number of shares of Common Stock which the corporation shall have the authority to issue is: Two Hundred Fifty Million (250,000,000) shares of the par value of $.001. The total number of shares of Preferred Stock which the corporation shall have the authority to issue is: Two Million (2,000,000) shares of the par value of $.001. Further, the board of directors of this corporation, by resolution only and without further action or approval, may cause the corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

         At 4:30 p.m. Eastern Time on the Effective Date, as defined below, of filing of this Certificate of Amendment with the Delaware Secretary of State, every fifty (50) shares of common stock of the corporation shall be combined into and automatically become one (1) outstanding share of common stock of the corporation and the authorized shares of this corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing reverse stock split. To the extent that a shareholder holds a number of shares of common stock immediately after the filing and recording of the Amendment that is not a whole number, such shareholder shall receive the additional fraction of a share to provide the shareholder a whole share.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on ______________________, 2004. (the "Effective Date").

         IN WTNESS WHEREOF, said corporation has caused this certificate to be signed by James A. Giansiracusa, its Secretary, this _______ day of __________, 2004.


By:_____________________________
James A. Giansiracusa, Secretary


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